Exhibit 23(n)

                      OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                   March 18, 1996 (as updated through 8/22/00)


1. The Plan. This Plan is the written multiple class plan for each of (i) the open-end management investment companies and (ii) the closed-end management investment company or companies permitted by exemptive order to offer multiple classes of shares on the proviso that they comply with the Rule (as defined below) (individually a "Fund" and collectively the "Funds"), named on Exhibit A hereto, which exhibit may be revised from time to time, for OppenheimerFunds Distributor, Inc. (the "Distributor"), the general distributor of shares of the Funds and for OppenheimerFunds, Inc. (the "Advisor"), the investment advisor of the Funds. In instances where such investment companies issue shares representing interests in different portfolios ("Series"), the term "Fund" and "Funds" shall separately refer to each Series. It is the written plan contemplated by Rule 18f-3 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Funds may issue multiple classes of shares. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Rule. 2. Similarities and Differences Among Classes. Each Fund offering shares of more than one class agrees that each class of that Fund:


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(1)(i)  shall have any service  plan or  distribution  and service  plan ("12b-1
Plan") apply separately to any class whose shares are subject to such Plan, and such class shall pay all of the expenses incurred pursuant to that arrangement; and (ii) may pay a different share of expenses ("Class Expenses") if such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than that of other classes. Class Expenses are those expenses specifically attributable to the particular class of shares, namely (a) 12b-1 Plan fees, (b) transfer and
shareholder   servicing  agent  fees  and   administrative   service  fees,  (c)
shareholder meeting expenses, (d) SEC registration fees for Funds organized as corporations and (e) any other incremental expenses subsequently identified that should be allocated to one class which shall be approved by a vote of that
Fund's  Board  of  Directors,   Trustees  or  Managing   General  Partners  (the
"Directors"). Expenses identified in Items (c) through (e) may involve issues relating either to a specific class or to the entire Fund; such expenses constitute Class Expenses only when they are attributable to a specific class. Because Class Expenses may be accrued at different rates for each class of a single Fund, dividends distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.
(2) shall have exclusive voting rights on any matters that relate solely to that class's arrangements, including without limitation voting with respect to a 12b-1 Plan for that class; (3) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; (4) may have a different arrangement for shareholder services, including different sales charges, sales charge waivers, purchase and redemption features, exchange privileges, loan privileges, the availability of certificated shares and/or conversion features; and (5) shall have in all other respects the same rights and obligations as each other class.
3.  Allocations  of  Income,   Capital  Gains  and  Losses  and  Expenses.   The
methodologies  and  procedures  for  allocating   expenses,   as  set  forth  in
"Methodology   for  Net  Asset  Value  (NAV)  and  Dividend   and   Distribution
Determinations for Oppenheimer Funds with Multiple Classes of Shares" are re-approved. Income, realized and unrealized capital gains and losses, and expenses of each Fund other than Class Expenses allocated to a particular class shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of that Fund, except as follows: For Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare dividends from net investment income on a daily basis, such allocations shall be made on the basis of relative net assets (settled shares) [net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable] in relation to the net assets of that Fund.


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4.  Expense  Waivers  and  Reimbursements.  From  time to time the  Advisor  may voluntarily undertake to (i) waive any portion of the management fee charged to a Fund, and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its classes, but is not required to do so or to continue to do so for any period of time. The quarterly report by the Advisor to the Directors of Fund expense reimbursements shall disclose any reimbursements that are not equal for all classes of the same Fund.


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5. Conversions of Shares. Any Fund may offer a conversion feature whereby shares of one class ("Purchase Class Shares") will convert automatically to shares of another class ("Target Class Shares") of that Fund, after being held for a requisite period ("Matured Purchase Class Shares"), pursuant to the terms and conditions of that Fund's Prospectus and/or Statement of Additional Information. Such terms and conditions may provide for that time period to vary for Purchase Class Shares afforded different shareholder privileges or other features. Upon conversion of Matured Purchase Class Shares, all Purchase Class Shares of that Fund acquired by reinvestment of dividends or distributions of such Matured
Purchase Class Shares shall also be converted at that time. Purchase Class Shares will convert into Target Class Shares of that Fund on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge. The conversion feature shall be offered for so long as (i) the expenses to which Target Class Shares of a Fund are subject, including payments authorized under that Fund's Target Class 12b-1 plan, are not higher than the expenses of Purchase Class Shares of that Fund, including payments authorized under that Fund's Purchase Class 12b-1 plan; (ii) there continues to be available a ruling from the Internal Revenue Service ("IRS") revenue procedure or other IRS ruling or regulation, or an opinion of counsel or of an opinion of an auditing firm serving as tax adviser, to the effect that the conversion of Purchase Class Shares to Target Class Shares does not constitute a taxable event for the holder; and (iii) if the amount of expenses to which Target Class Shares of a Fund are subject, including payments authorized under that Fund's Target Class 12b-1 plan, is increased materially without approval of the shareholders of Purchase Class Shares of that Fund, that Fund will establish a new class of shares ("New Target Class Shares") and shall take such other action as is necessary to provide that existing Purchase Class Shares are exchanged or converted into New Target Class Shares, identical in all material respects to Target Class Shares as they existed prior to implementation of the proposal to increase expenses, no later than the date such shares previously were scheduled to convert into Target Class Shares.
6. Disclosure. The classes of shares to be offered by each Fund, and the initial, asset-based or contingent deferred sales charges and other material distribution arrangements with respect to such classes, shall be disclosed in the prospectus and/or statement of additional information used to offer that class of shares. Such prospectus or statement of additional information shall be supplemented or amended to reflect any change(s) in classes of shares to be offered or in the material distribution arrangements with respect to such classes.
7. Independent Audit. The methodology and procedures for calculating the net asset value, dividends and distributions of each class shall be reviewed by an independent auditing firm (the "Expert"). At least annually, the Expert, or an appropriate substitute expert, will render a report to the Funds on policies and procedures placed in operation and tests of operating effectiveness as defined and described in SAS 70 of the AICPA. 8. Offers and Sales of Shares. The Distributor will maintain compliance standards as to when each class of shares may appropriately be sold to particular investors, and will require all persons selling shares of the Funds to agree to conform to such standards.


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9. Rule  12b-1  Payments.  The  Treasurer  of each  Fund  shall  provide  to the
Directors of that Fund, and the Directors shall review, at least quarterly, the written report required by that Fund's 12b-1 Plan, if any. The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii) the purposes for which such expenditures were made and (iii) the amount of the Distributor's unreimbursed distribution costs (if recovery of such costs in future periods is permitted by that 12b-1 Plan), taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.


10. Conflicts. On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts among the interests of the classes. The Advisor and the Distributor will be responsible for reporting any potential or existing conflicts to the Directors. In the event a conflict arises, the Directors shall take such action as they deem appropriate. 11. Effectiveness and Amendment. This Plan takes effect for each Fund as of the date of adoption shown below for that Fund, whereupon the open-end Funds are released from the terms and conditions contained in their respective exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32), 2(a)(35), 18(f), 18(g), 18(i), 22(c)
and 22(d) of the 1940 Act and Rule 22c-1 thereunder, or from their respective previous multiple class plan.1 This Plan has been approved by a majority vote of the Board of each Fund and of each Fund's Board members who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements relating to the Plan (the "Independent Trustees") of each Fund at meetings called for (i) the Denver Oppenheimer Funds listed on Exhibit A on October 24, 1995, (ii) the New York Oppenheimer Funds listed on Exhibit A on October 5, 1995, (iii) the Quest Oppenheimer Funds listed on Exhibit A on November 28, 1995, (iv) the Rochester Oppenheimer Funds listed on Exhibit A on January 10, 1996, and (v) the Connecticut Mutual Oppenheimer Funds listed in Exhibit A on February 26, 1996, to take effect March 18, 1996, in each case for the purpose of voting on this Plan. Prior to that vote, (i) each Board was furnished by the methodology used for net asset value and dividend and distribution determinations for the Funds, and (ii) majority of each Board and its Independent Trustees determined that the Plan as proposed to be adopted, including the expense allocation, is in the best interests of each Fund as a whole and to each class of each Fund individually. Thereafter, this Plan has been approved at least annually by a majority of each Board of the Oppenheimer Funds listed on Exhibit A hereto, including a majority of the Independent Trustees of such Funds. Prior to any material amendment to the Plan, each Board shall request and evaluate, and the Distributor shall furnish, such information as may be reasonably necessary to evaluate such amendment, and a majority of each Board and its Independent Trustees shall find that the Plan as proposed to be amended, including the expense allocation, is in the best interest of each class, each Fund as a whole and each class of each Fund individually. No material amendment to the Plan shall be made by any Fund's Prospectus or Statement of Additional Information or an supplement to either of the foregoing, unless such amendment has first been approved by a majority of the Fund's Board and its Independent Trustees. 12. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations under this Plan of each Fund that is organized as a Massachusetts business trust are not binding upon any Trustee or shareholder of such Fund personally, but bind only that Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declarations of Trust of such Funds disclaiming shareholder and Trustee liability for acts or obligations of the Funds.


--------------------------------

1 Oppenheimer Management Corp. et al., Release IC-19821, 10/28/93 (notice) and Release IC-19894, 11/23/93 ------ (order), and Quest for Value Fund, Inc. et al., Release IC-19605, 7/30/93 (notice) and Release IC-19656, 8/25/93 ------
(order); Rochester Funds Multiple Class Plan; Connecticut Mutual Funds Multiple Class Plan.

Initially approved by the Boards of the Denver Oppenheimer Funds on October 24, 1995, and most recently approved by those Boards on August 22, 2000.



                           /s/ Andrew J. Donohue
                         -------------------------------
                          Andrew J. Donohue, Vice President
                          & Secretary
                          Denver Oppenheimer Funds



Initially approved by the Boards of the New York Oppenheimer Funds on October 5, 1995, and most recently approved by those Boards on August 3, 2000.

                           /s/ Andrew J. Donohue
                         -------------------------------
                          Andrew J. Donohue, Secretary
                          New York Oppenheimer Funds



Initially approved by the Boards of the Oppenheimer Quest/MidCap Funds on November 28, 1995, and most recently approved by those Boards on August 1, 2000.


                                    /s/ Andrew J. Donohue
                                   -------------------------------
                                   Andrew J. Donohue, Secretary
                                  Oppenheimer Quest/MidCap Funds


Initially approved by the Boards of the Oppenheimer Rochester Funds on January 10, 1996, and most recently approved by those Boards on August 1, 2000.

                                 /s/ Andrew J. Donohue
                             -------------------------------
                               Andrew J. Donohue, Secretary
                               Oppenheimer Rochester Funds

                                                            Exhibit A
1.       Denver Oppenheimer Funds

Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series):
                           Oppenheimer Bond Fund
Oppenheimer International Bond Fund
Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.
                  (consisting of the following 2 series):
                           Oppenheimer Main Street Growth & Income Fund
                           Oppenheimer Main Street California Municipal Fund
Oppenheimer Main Street Small Cap Fund (7/2/99)
Oppenheimer Main Street Opportunity Fund (8/22/00)
Oppenheimer Strategic Income Fund
Oppenheimer Municipal Fund
                  (consisting of the following 2 series):
                           Oppenheimer Insured Municipal Fund
                           Oppenheimer Intermediate Municipal Fund
Oppenheimer Real Asset Fund (3/31/97)
Oppenheimer Senior Floating Rate Fund (8/24/99)
Oppenheimer Total Return Fund, Inc.
Oppenheimer Variable Account Funds (2/24/98)
                  (consisting  of  the   following   10   series):   Oppenheimer
                           Aggressive Growth Fund/VA Oppenheimer Bond Fund/VA Oppenheimer Capital Appreciation Fund/VA Oppenheimer Global Securities Fund/VA Oppenheimer High Income Fund/VA Oppenheimer Main Street Growth & Income
                           Fund/VA   Oppenheimer   Money   Fund/VA   Oppenheimer
                           Multiple Strategies Fund/VA Oppenheimer Small Cap Growth Fund/VA Oppenheimer Strategic Bond Fund/VA
Centennial Money Market Trust (4/27/99)

2. New York Oppenheimer Funds Oppenheimer California Municipal Fund Oppenheimer Capital Appreciation Fund Oppenheimer Capital Preservation Fund Oppenheimer Developing Markets Fund (11/18/96) Oppenheimer Discovery Fund Oppenheimer Emerging Technologies Fund (4/25/00) Oppenheimer Enterprise Fund (11/7/95) Oppenheimer Europe Fund (3/1/99) Oppenheimer Global Fund Oppenheimer Global Growth & Income Fund Oppenheimer Gold & Special Minerals Fund Oppenheimer Growth Fund Oppenheimer International Growth Fund (3/25/96)
Oppenheimer International Small Company Fund (11/17/97)
Oppenheimer Large Cap Growth Fund (12/17/98)
Oppenheimer Money Market Fund, Inc. (4/2/98)
Oppenheimer Multiple Strategies Fund
Oppenheimer Multi-State Municipal Trust
                  (consisting of the following 3 series):
                           Oppenheimer Florida Municipal Fund
                           Oppenheimer New Jersey Municipal Fund
                           Oppenheimer Pennsylvania Municipal Fund
Oppenheimer  Trinity  Core Fund  Oppenheimer  Trinity  Growth  Fund  Oppenheimer
Trinity Value Fund Oppenheimer Municipal Bond Fund Oppenheimer New York Municipal Fund Oppenheimer Series Fund, Inc.
                  (consisting of the following 2 series:)
                           Oppenheimer Disciplined Allocation Fund
                           Oppenheimer Disciplined Value Fund
Oppenheimer U.S. Government Trust
Oppenheimer World Bond Fund (4/24/98)

3.       Oppenheimer Quest/MidCap Funds
                           Oppenheimer Quest Capital Value Fund, Inc.
                           Oppenheimer Quest Value Fund, Inc.
                           Oppenheimer Quest for Value Funds
                           (consisting of the following 3 series:)
                    Oppenheimer Quest Opportunity Value Fund
                                    Oppenheimer Quest Small Cap Fund
                                    Oppenheimer Quest Balanced Value Fund
                           Oppenheimer Quest Global Value Fund, Inc.
                           Oppenheimer MidCap Fund (12/1/97)

4.       Oppenheimer Rochester Funds

                    Bond Fund Series - Oppenheimer Convertible Securities Fund
                           Rochester Fund Municipals
             Rochester Portfolio Series - Limited Term New York Municipal Fund




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